POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that the undersigned hereby constitutes and appoints each of Arthur M. Coffey, Thomas L.
McKeirnan, Anthony Dombrowik and Julie Langenheim, acting singly, the undersigned's true and lawful attorney-in-fact to:

(1) execute for
and on behalf of the undersigned, in
the undersigned's capacity as an
officer and/or director
of WestCoast Hospitality Corporation (the
"Company"),
Forms 3, 4 and 5 in accordance with Section 16(a) of the

Securities Exchange Act of 1934 as amended, and the rules and regulations thereunder;
(2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Forms 3, 4 or 5 and timely file such forms with the United States Securities and Exchange
Commission and any stock
exchange or similar authority; and
(3) take any other action of any type
whatsoever in connection
with the foregoing which, in the opinion of such

attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants
to each such attorney-in-fact
full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of
Attorney and the rights and powers herein granted.

The undersigned
acknowledges that the foregoing
attorneys-in-fact, in serving in such
capacity at the request
of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

The
undersigned agrees that each such attorney-in-fact may rely entirely on information furnished orally or in writing by the undersigned to such attorney-in-fact. The undersigned also agrees to indemnify and hold harmless the
Company and each such attorney-in-fact against any losses,

claims, damages or liabilities (or actions in these respects) that arise out of or are based upon any untrue statements or omission of necessary facts in the information provided by the undersigned to such attorney-in-fact for purposes of executing, acknowledging, delivering or filing Forms
3, 4 or 5 (including amendments thereto) and agrees to

reimburse the Company and such attorney-in-fact for any legal or other expenses reasonably incurred in connection with investigating or defending against any such loss, claim, damage, liability or action.


This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file
Forms 3, 4 and 5 with respect
to the undersigned's
holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the attorneys-in-fact.

IN WITNESS WHEREOF, the
undersigned has caused this
Power of Attorney to be executed effective as of
November 22, 2004.

/s/ Anupam Narayan
Anupam Narayan